UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 12, 2026

Date of report (Date of earliest event reported)

ACURX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40536	82-3733567
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

259 Liberty Avenue, Staten Island, NY	10305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 533-1469

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACXP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2026, Joseph C. Scodari, a member of the Board of Directors (the “Board”) of Acurx Pharmaceuticals, Inc. (the “Company”) since 2021, provided the Company with notice of his intention to retire from the Board, effective November 13, 2026. Mr. Scodari’s decision did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Scodari’s retirement follows years of dedicated service, leadership and significant contributions to the Company and to the healthcare and pharmaceutical industries. Following his retirement from the Board, Mr. Scodari has agreed to continue to serve the Company as a corporate advisor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACURX PHARMACEUTICALS, INC.

Date: November 13, 2026	By:	/s/ David P. Luci
David P. Luci
President and Chief Executive Officer